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                                                                   EXHIBIT 10.3

                             SERVICE EXPERTS, INC.
                       1996 EMPLOYEE STOCK PURCHASE PLAN


                 Service Experts, Inc., a Delaware corporation, hereby adopts the following Employee Stock Purchase Plan for the benefit of its eligible employees and eligible employees of its subsidiaries. The purpose of this Plan is to provide an opportunity for eligible employees to share in the growth and prosperity of the Sponsoring Employer (as defined in Section 1.18) and its subsidiaries by acquiring a proprietary interest in the Sponsoring Employer through acquisition of shares of the Sponsoring Employer's common stock. The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").


                                   ARTICLE I

                                  DEFINITIONS

                 As used herein, the following words and phrases shall have the meanings specified below, unless a different meaning is plainly required by the context:

                 1.1.  "Anniversary Date" shall mean [________ 1] of each year.

                 1.2.  "Board of Directors" shall mean the Board of Directors of Service Experts, Inc.

                 1.3. The "Committee" shall mean the Compensation Committee of the Sponsoring Employer's Board of Directors.

                 1.4. "Continuous Service" shall mean the number of full years and completed months of continuous employment with an Employer calculated from an Employee's last hire date to the Employee's date of severance of employment for any reason. Continuous Service shall not be broken and shall be credited for absences due to vacation, temporary sickness or injury, other paid leaves of absence authorized by an Employer, and leaves of absence which would not cause an individual to cease to be an Employee.

                 1.5. "Contribution Account" shall mean the account recorded on the records of the Sponsoring Employer established on behalf of a Member to which the amount of the Member's contributions made pursuant to Article IV shall be credited.

                 1.6.  "Effective Date" shall mean [________ 1, 199__].

                 1.7. "Employee" shall mean each current or future employee of an Employer as defined in Treasury Regulation Section 1.423-2(b), Section 1.421-7(h) and any other Regulations later finalized.
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                 1.8.  "Employer" shall mean the Sponsoring Employer, its
successors, any future parent (as defined in Section 424(e) of the Code) and each current or future subsidiary (as defined in Section 424(f) of the Code).

                 1.9. "Exercise Date" shall mean the last trading date during each Plan Year of the exchange or automated interdealer quotation system on which the Sponsoring Employer Stock is traded.

                 1.10. "Grant Date" shall mean the first trading date during the Plan Year of the exchange or automated interdealer quotation system on which the Sponsoring Employer Stock is traded.

                 1.11. "Issue Price" shall mean the purchase price of the Sponsoring Employer Stock to be charged to participating Members on the Exercise Date. The Issue Price shall be subject to a Minimum Issue Price as outlined in Section 5.2 herein.

                 1.12. "Market Price" shall mean the last reported sale price for the day upon which the Market Price is to be determined or, if there are no sales on such date, the last reported sale price for the most recent day preceding such date, in either case as reported on The Nasdaq Stock Market's National Market or any other automated interdealer quotation system sponsored by a registered national securities association on which the Sponsoring Employer Stock is quoted or an exchange on which the Sponsoring Employer Stock is traded. Notwithstanding the foregoing, if there shall be any material alteration in the present system of reporting sale prices of the Sponsoring Employer Stock, or if the Sponsoring Employer Stock shall no longer be quoted on an automated interdealer quotation system sponsored by a registered national securities association or listed on a national securities exchange, the Market Price of the Sponsoring Employer Stock as of a particular date shall be determined using such method as shall be determined by the Committee provided such method is appropriate to qualify the Plan as an employee stock purchase plan under Section 423 of the Code.

                 1.13. "Member" shall mean any Employee of an Employer who has met the conditions and provisions for becoming a Member as provided in Article III.

                 1.14. "Member's Contribution Rate" shall be an exact number of dollars elected by the Member to be contributed by regular payroll deductions to his Contribution Account as outlined in Section 4.1.

                 1.15. "Normal Monthly Pay" for purposes of determining the amount of a Member's contributions for any Plan Year shall be (i) for hourly paid Employees, an amount computed by adding (a) the Member's hourly base pay multiplied by the Member's regular scheduled hours of work for the calendar year immediately preceding





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the first day of the Plan Year divided by twelve (12) and (b)  the amount obtained from dividing the amount of all commissions paid to the Member in the calendar year immediately preceding the first day of the Plan Year by twelve
(12), and (ii) for salaried employees, an amount computed by adding (a) the Member's monthly base pay for the calendar month immediately preceding the first day of the Plan Year and (b) the amount obtained from dividing the amount of all commissions paid to the Member in the calendar year immediately preceding the first day of the Plan Year by twelve (12); provided, however, that with respect to any Member who on the Effective Date has been employed for less than the applicable time periods set forth above, the Sponsoring Employer may calculate "Normal Monthly Pay" by any reasonable method consistently applied to all such Members.

                 1.16. "Plan" shall mean the Service Experts, Inc. 1996 Employee Stock Purchase Plan as set forth herein and all subsequent amendments hereto.

                 1.17. "Plan Year" shall mean a twelve (12) month period beginning on January 1 and ending on December 31 of each year.

                 1.18. "Sponsoring Employer" shall mean Service Experts, Inc., a Delaware corporation, or its successors, the Plan sponsor for all purposes.

                 1.19. "Sponsoring Employer Stock" shall mean, subject to adjustment as provided in Article X, those shares of the Sponsoring Employer's Common Stock, $.01 par value per share, which pursuant to Article II are reserved for issuance upon the exercise of the options granted under this Plan.


                                   ARTICLE II

                               ISSUANCE OF STOCK

                 The Sponsoring Employer hereby reserves one hundred thousand (100,000) shares of Sponsoring Employer Stock for issuance upon the exercise of the options granted hereunder; provided, that the class and aggregate number of shares which may be issued upon exercise of options granted hereunder shall be subject to adjustment in accordance with the provisions of Article X of the Plan. These shares may be authorized and unissued shares, issued shares held in or acquired for the treasury of the Sponsoring Employer, or shares of stock reacquired by the Sponsoring Employer upon purchase in the open market or otherwise.





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                                  ARTICLE III

                                  ELIGIBILITY

                 3.1. Every Employee whose customary employment with an Employer on the Effective Date is at least twenty (20) hours per week and more than five (5) months in a calendar year shall be eligible to participate as of the Effective Date. Every other Employee whose customary employment is at least twenty (20) hours per week and more than five (5) months in a calendar year shall be eligible to participate as of any Anniversary Date coincident with or immediately following his completion of at least six (6) months of Continuous Service. An Employee shall not be eligible to participate, however, if immediately after the options are granted such Employee would own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the Sponsoring Employer or a subsidiary corporation or parent corporation (as those terms are defined in Section 424(e) and (f) of the Code). For purposes of this paragraph, the ownership attribution rules of
Section 424(d) of the Code shall apply in determining the stock ownership of an Employee and stock which the Employee may purchase under outstanding options (under this or any other agreement) shall be treated as stock owned by the Employee.

                 3.2. Upon becoming a Member, the Employee shall be bound by the terms of this Plan, including any amendments hereto. Each Employee who becomes eligible to participate shall be furnished a summary of the Plan and a form for election to participate. If the Employee elects to participate, he shall complete such form and file it with the Employer no later than thirty
(30) days prior to the next Anniversary Date (or no later than ______________ in the first Plan Year). The completed request for participation shall indicate the amount of the Member's Contribution Rate authorized by the Member in accordance with Section 4.1. If any Employee does not elect to participate in any given Plan Year he or she may elect to participate as of any future Anniversary Date if he or she continues to meet the eligibility requirements and files an election to participate at least fifteen (15) days prior to such Anniversary Date.


                                   ARTICLE IV

                                 CONTRIBUTIONS

                 4.1. In order to participate in this Plan and be granted an option hereunder, a Member must file with the Employer an election to participate in accordance with Section 3.2 and must authorize his Employer to deduct through a payroll deduction an exact number of dollars per month, but not less than $10.00 per month, being the Member's "Contribution Rate." The maximum deduction which a Member may authorize shall be ten percent (10%) of the Member's Normal Monthly Pay. Such authorization shall be in





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writing and on such forms as are provided by the Committee.  Payroll deductions shall begin as of the first pay period on or after the first day of the Plan Year. For all purposes of this Plan, a Member's contributions shall be allocated to and deemed a part of the Member's Contribution Account. Member contributions will not be permitted to begin at any time other than the beginning of a Plan Year. The Employers shall transfer all withheld amounts to the Sponsoring Employer which may use such amounts for any valid corporate purposes. No interest shall accrue or be paid on any amounts withheld under this Plan.

                 4.2. The Member's Contribution Rate, once established, shall remain in effect for all Plan Years unless changed by the Member in writing on such forms as are provided by the Committee and filed with the Employer at least thirty (30) days prior to the next Anniversary Date.

                 4.3. At any time during the Plan Year, a Member may notify the Employer that he or she wishes to discontinue his or her contributions. This notice shall be in writing and on such forms as are provided by the Committee and shall become effective as of a date not more than thirty (30) days following its receipt by the Employer.

                 4.4. Members may elect to withdraw any or all of their contributions at any time during the Plan Year except on the Exercise Date. Any such withdrawal will be made by request in writing on such forms as are provided by the Committee. If contributions are withdrawn during the Plan Year, however, no further contributions will be permitted during that Plan Year.


                                   ARTICLE V

                                GRANT OF OPTIONS

                 5.1. Every participating Member, on the Grant Date of each Plan Year, shall be granted options to purchase that number of whole shares of Sponsoring Employer Stock for the Plan Year that have a value on that date of $25,000. Options granted under this Plan shall be subject to such amendments or modifications as the Sponsoring Employer shall deem necessary to comply with any applicable law or regulation, and shall contain such other provisions as the Sponsoring Employer shall from time to time approve and deem necessary. Options not exercised pursuant to Section 6.1 shall terminate at 11:59 p.m. (Eastern Time) on the Exercise Date. In the event an outstanding option shall for any reason expire, the shares of Sponsoring Employer Stock allocable to the unexercised portion of such option may again be subject to option under the Plan. This Plan is subject to stockholder approval as provided in Section
11.11 and unless so approved on or before the date which is twelve (12) months after the date this Plan is adopted by the Board of Directors, this Plan and all





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options granted hereunder shall terminate and become void thereafter.

                 5.2. The Issue Price of the Sponsoring Employer Stock under this Plan shall be equal to the lesser of: (i) eighty-five percent (85%) of the Market Price on the Exercise Date of each Plan Year; or (ii) eighty-five percent (85%) of the Market Price on the Grant Date of each Plan Year. The issue price is subject, however, to a "Minimum Issue Price" for each Plan Year. The "Minimum Issue Price" for any Plan Year shall be the book value of the Sponsoring Employer Stock as of December 31 for the calendar year preceding the calendar year during which the Grant Date for the Plan Year occurs. Notwithstanding any provision to the contrary, if the Issue Price for any Plan Year is less than the Minimum Issue Price, the options granted for that Plan Year shall be considered null and void and the payroll deductions credited to the Member's Contribution Account shall be returned to the Member.

                 5.3. Notwithstanding any provision of this Plan, no Employee shall receive options to purchase Sponsoring Employer Stock which permit the rights of an Employee to purchase stock under all "employee stock purchase plans" of the Sponsoring Employer and its parent corporation and subsidiary corporations (as the terms "parent corporation" and "subsidiary corporation" are defined in Section 424(e) and (f) of the Code) to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time. For purposes of this Section 5.3 (i) the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year, (ii) the right to purchase stock under an option accrues at the rate provided in the option but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time such option is granted) for any one calendar year, and (iii) a right to purchase stock which has accrued under one option granted pursuant to the Plan may not be carried over to any other option.

                 5.4. Notwithstanding any other provisions of this Plan, if a Member is subject to Section 16(a) of the Securities Exchange Act of 1934, as amended, with respect to the Sponsoring Employer Stock (any such Member being referred to herein as a "Statutory Insider"), then, if the Statutory Insider discontinues or withdraws contributions less than six months prior to any Exercise Date, the Statutory Insider will not be permitted to participate in the Plan until the first Plan Year that begins at least six months following such discontinuance or withdrawal unless the Sponsoring Employer, upon advice of counsel, consents in advance. Any shares of Sponsoring Employer Stock received by a Statutory Insider under this Plan may not be sold, assigned, or otherwise transferred by such Statutory Insider for a period of six months following the date such shares of Sponsoring Employer Stock are received by the





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Statutory Insider unless the Sponsoring Employer, upon advice of counsel, consents in advance.


                                   ARTICLE VI

                              EXERCISE OF OPTIONS

                 6.1. On each Exercise Date, the Member's Contribution Account shall be used to purchase the maximum number of whole shares of Sponsoring Employer Stock determined by dividing the Issue Price into the balance of the Member's Contribution Account (subject to the limitations set forth in Section 5.3). Any money remaining in a Member's Contribution Account after the Exercise Date which was not needed to exercise the Member's option to the fullest extent as calculated pursuant to Section 5.1 shall be returned to the Member. Any money remaining in a Member's Contribution Account solely as a result of an amount representing a fractional share, however, shall remain in the Member's Contribution Account unless the return of such amount is requested by the Member in writing on a form supplied by the Committee. If such return is not requested, the balance will remain in the Member's Contribution Account to be used in the next Plan Year along with new contributions made in that Plan Year.

                 If the total number of shares to be purchased under option by all Members exceeds the number of shares authorized under Article II of this Plan, a pro-rata allocation of the available shares will be made among all Members authorizing such payroll deductions based on the amount of their respective payroll deductions through the Exercise Date.

                 6.2. The certificates for Sponsoring Employer Stock purchased through the exercise of the option granted hereunder shall be issued as soon as practicable after the Exercise Date.

                                  ARTICLE VII

                           TERMINATION OF EMPLOYMENT

                 7.1. Any Employee whose employment with all Employers is terminated for any reason, except death or retirement, during the Plan Year shall cease being a Member immediately. The balance of the Member's Contribution Account shall be paid to such Member, or to such Member's legal representative, as soon as practicable after such Member's termination. Any right to purchase Sponsoring Employer Stock under the option granted to such Member by participation in this Plan shall be deemed null and void.

                 7.2. If a Member dies during a Plan Year no further contributions on behalf of the deceased Member shall be accepted under the Plan. The personal representative of the estate of the deceased Member may elect to withdraw the balance in the Member's





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Contribution Account by notifying the Committee in writing prior to the
Exercise Date. In the event no election to withdraw has been made before the Exercise Date, the balance accumulated in the deceased Member's Contribution Account shall be used to purchase Sponsoring Employer Stock in accordance with
Article VI.

                 7.3. If a Member retires for reasons of age or disability under the then established rules of the Employer during a Plan Year, no further contributions on behalf of the retired Member shall be accepted under the Plan. The Member may elect to withdraw the balance in his Contribution Account by notifying the Committee in writing prior to the Exercise Date. In the event no election to withdraw has been made before the Exercise Date, the balance accumulated in the retired Member's Contribution Account shall be used to purchase Sponsoring Employer's Stock in accordance with Article VI.


                                  ARTICLE VIII

                              DISPOSITION OF STOCK

                 If a Member or former Member disposes of any shares of Sponsoring Employer Stock obtained under this Plan (i) prior to two (2) years after the Grant Date of such share, or (ii) prior to one (1) year after the Exercise Date of such share, that Member or former Member must notify the Committee immediately of such disposition in writing. All dispositions of Sponsoring Employer Stock shall be made in compliance with applicable federal and state securities laws.


                                   ARTICLE IX

                                 ADMINISTRATION

                 The Plan shall be administered by the Committee. No member of the Committee shall be eligible to participate in the Plan while a member of the Committee. Meetings shall be held at such times and places as shall be determined by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought under the Plan. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part related to the Plan, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. All questions of interpretation and application of the Plan, or of options granted hereunder, shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. The Plan shall be administered in order to qualify the options granted hereunder as





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options granted pursuant to an "employee stock purchase plan" described in
Section 423 of the Code.


                                   ARTICLE X

                     CHANGES IN COMPANY'S CAPITAL STRUCTURE

                 10.1. The existence of this Plan shall not affect in any way the right or power of the Sponsoring Employer or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Sponsoring Employer's capital structure or its business, or any merger or consolidation of the Sponsoring Employer, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Sponsoring Employer Stock or rights thereof, or the dissolution or liquidation of the Sponsoring Employer, or any sale or transfer of all or part of its assets or business, or any other corporate act or proceeding, whether of similar character or otherwise.

                 10.2. In the event of a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend or other increase or decrease of the number of shares of the Sponsoring Employer's Stock outstanding without receiving compensation in money, services, or property, then the class of shares of the Sponsoring Employer's Stock set forth in
Section 1.19 of the Plan, the number of shares of stock reserved pursuant to
Article II, and the number of options granted a Member shall be appropriately adjusted as determined by the Committee. The Committee's determination shall be final, binding, and conclusive, provided that each option granted pursuant to this Plan shall not be adjusted in a manner that causes the option to fail to continue to qualify as an option issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Code.

                 10.3. Subject to any required action by the stockholders, if the Sponsoring Employer is the surviving corporation in any merger or consolidation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares of Sponsoring Employer Stock subject to the option would have been entitled. Unless adopted by the surviving corporation, a dissolution or liquidation of the Sponsoring Employer or a merger or consolidation in which the Sponsoring Employer is not the surviving corporation, shall cause each outstanding option to terminate; provided that the Committee in its sole discretion, immediately prior to such dissolution or liquidation, or merger or consolidation in which the Corporation is not the surviving corporation, may direct that the Plan Year end on a date immediately prior to the effective date of such event.





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                                   ARTICLE XI

                                 MISCELLANEOUS

                 11.1. Each Member, former Member, or any other person who shall claim a right or benefit under this Plan, shall be entitled only to look to such Member's Employer for such benefit.

                 11.2. The Board of Directors may at any time or from time to time amend the Plan in any respect, except that, without approval of the stockholders of the Sponsoring Employer within twelve (12) months prior to or after the date the amendment is adopted by the Board of Directors, no amendment may (i) increase the number of shares reserved under the Plan other than as provided in Article X, (ii) modify the class of employees eligible to participate in the Plan, (iii) reduce the Issue Price per share as defined herein, (iv) materially increase the benefits accruing to Statutory Insiders under the Plan, or (v) materially modify the requirements as to eligibility of Statutory Insiders in the Plan. The Sponsoring Employer may terminate the Plan at any time. If the Plan is terminated, the date of termination shall be treated as the Exercise Date and all funds in a Member's Contribution Account not expended to purchase Sponsoring Employer Stock shall be refunded to the Member.

                 11.3. The Employers will pay all expenses that may arise in connection with the administration of this Plan.

                 11.4. Any headings or subheadings in this Plan are inserted for convenience of reference only and are to be disregarded in the construction of any provisions hereof. All references in this Plan to Articles and Sections are to Articles and Sections of this Plan unless specified otherwise.

                 11.5. This Plan shall be construed in accordance with the laws of the state of incorporation of the Sponsoring Employer to the extent federal law does not supersede and preempt such law.

                 11.6. A misstatement in the age, length of Continuous Service, date of employment or any other such matter shall be corrected when it becomes known that any such misstatement of fact has occurred.

                 11.7. The option to purchase Sponsoring Employer Stock arising by participation in this Plan is not transferable by a Member other than by will or the laws of descent and distribution and is exercisable during his lifetime only by him.

                 11.8. This Plan will not be deemed to constitute a contract between an Employer and any Member or to be in consideration of or an inducement for the employment of any Member or Employee. Nothing contained in this Plan shall be deemed to give any Member or Employee the right to be retained in the service





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of an Employer or to interfere with the right of an Employer to discharge any
Member or Employee at any time regardless of the effect which such discharge shall have upon him as a Member of the Plan.

                 11.9. No liability whatsoever shall attach to or be incurred by any past, present or future stockholders, officers, or directors, as such, of an Employer, under or by reason of any of the terms, conditions, or agreements contained in this Plan or implied therefrom, and any and all liabilities of, and any and all rights and claims against an Employer, or any stockholder, officer, or director, as such, whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to this Plan, are hereby expressly waived and released by every Member, as a part of the consideration for any benefits provided by the Employers under this Plan.

                 11.10. With respect to administration of the Plan, the Sponsoring Employer shall indemnify each present and future member of the Committee and the Board of Directors against, and each member of the Committee and the Board of Directors shall be entitled without further act on his or her part to indemnity from the Sponsoring Employer, for all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Sponsoring Employer itself) reasonably incurred by him or her in connection with or arising out of any action, suit or proceeding in which he or she may be involved by reason of his or her being or having been a member of the Committee and the Board of Directors, whether or not he or she continues to be such a member of the Committee and the Board of Directors at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by any such member of the Committee and the Board of Directors (a) in respect of matters as to which he shall be finally adjudged in any such action, suit, or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his or her duty as such a member of the Committee and the Board of Directors, or (b) in respect of any matter in which any settlement is effected, to an amount in excess of the amount approved by the Sponsoring Employer on the advice of its legal counsel; and provided further, that no right of indemnification under the provisions set forth herein shall be available to or enforceable by any such member of the Committee and the Board of Directors unless, within sixty (60) days after institution of any such action, suit, or proceeding, he or she shall have offered the Sponsoring Employer, in writing, the opportunity to handle and defend same at its own expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors, or administrators of each such member of the Committee and the Board of Directors and shall be in addition to all other rights to which such member of the Committee and the Board of Directors may be entitled as a matter of law, contract, or otherwise.





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                 11.11.  Notwithstanding any other provisions of this Plan, in order for this Plan to continue as effective, it must be approved by the stockholders holding at least a majority of the voting stock of the Sponsoring Employer on or before the date which is twelve (12) months after the date it is adopted by the Board of Directors.

                 11.12. The Sponsoring Employer's obligation to sell and deliver stock under the Plan is at all times subject to all approvals of any governmental authorities required in connection with the authorization, issuance, offer, sale, or delivery of such stock and compliance with applicable state and federal securities laws.

                 11.13. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. Notwithstanding any of the foregoing, any notice required or permitted to be given by or on behalf of a Member under Section 7.2 or Article IV hereof, shall only be effective as of the date of its actual receipt. Any party may change, at any time and from time to time, by written notice to the other, the address which it, he, or she had theretofore specified for receiving notices. Until changed in accordance herewith, the Sponsoring Employer shall be entitled to use the address of a Member in the Employer's records. Any person entitled to notice hereunder may waive such notice.

                 11.14. In the event the Sponsoring Employer should receive notice that this Plan fails to qualify as an "employee stock purchase plan" under Section 423 of the Code, the Sponsoring Employer shall have the option of returning all then existing Members' Contribution Accounts to the Members and terminating the Plan.

                 11.15. Any words herein used in the masculine shall be read and construed in the feminine where they would so apply. Words in the singular shall be read and construed as though in the plural in all cases where they would so apply.

                 11.16. This Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and to the extent necessary or appropriate shall be interpreted to comply with such Rule 16b-3.





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